Exhibit 99.1
LUMINEX CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

REVENUE GROWTH OF 30 PERCENT OVER PRIOR YEAR
AUSTIN, Texas (May 6, 2010) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2010. Recent financial and operating highlights include the following:
REVENUE SUMMARY
(in thousands except percentages)

	Three Months Ended March 31,		Variance
	2010	2009	($)	(%)

System revenue	$6,699	$6,127	$572	9%
Consumables revenue	9,819	7,603	2,216	29%
Royalty revenue	5,849	4,527	1,322	29%
Assay revenue	7,660	4,195	3,465	83%
All other revenue	3,225	3,105	120	4%

	$33,252	$25,557	$7,695	30%

•	Achieved earnings per share of $0.05, diluted, for the first quarter of 2010

•	Shipped 197 systems in the first quarter 2010, resulting in cumulative life-to-date shipments of 6,964, up 14 percent from a year ago

•	Luminex signed a strategic teaming agreement with Northrop Grumman Corporation to collaborate in the creation of next generation bio-detectors

•	Announced the acquisition of BSD Robotics, an Australian-based private company with advanced robotics technology for newborn screening

•	Finalized an exclusive strategic collaboration and licensing agreement with Advanced Liquid Logic, with proprietary technology in digital microfluidics and automation

•	For the second consecutive year, Luminex was named one of the 25 Fastest-Growing Technology Companies in America by Forbes
GAAP net income for the first quarter of 2010 was $1.9 million or, $0.05 per share, diluted, compared with GAAP net loss for the first quarter of 2009 of $(2.8) million or $(0.07) per share, diluted. Net income for the first quarter of 2010 included non-cash charges of $2.2 million in stock compensation expense associated with SFAS 123R and $2.2 million associated with depreciation and amortization expense.
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LMNX Reports First Quarter 2010 Results

May 6, 2010
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2010	2009

Revenue
Technology group	$25,216	$21,098
Assay group	8,036	4,459

Revenue	33,252	25,557

Operating income (loss)
Technology group	4,296	3,518
Assay group	(548)	(1,934)

Operating income (loss)	3,748	1,584
“Following our strong results last quarter, we are very pleased to deliver first quarter 2010 revenue of $33.3 million, with growth of 30% over the first quarter of last year,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “The growth across every major revenue category, system, assay, consumables and royalty, is particularly exciting. This diversified performance is the foundation of our long-term growth strategy. Additionally, we grew our installed base and delivered healthy gross margins and strong earnings per share.
“During the quarter, Luminex announced several important strategic agreements, including a collaboration and licensing agreement with Advanced Liquid Logic and the announcement of the pending acquisition of Australian-based BSD Robotics,” continued Balthrop. “These two agreements underscore our commitment to deliver innovative solutions to our customers and to advancing our automation programs. We are also very excited about the recent announcement of our teaming agreement with Northrop Grumman, which is the culmination of several years of work in the biothreat market. These initiatives demonstrate the creativity of our management team in using our strong balance sheet and differentiated technology solutions to build value over the long-term for our shareholders, customers and employees.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company reaffirms its 2010 annual revenue guidance of between $138 million and $148 million. The full year figures represent an increase of between 14 percent and 23 percent over reported 2009 revenue.
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2010, on Thursday, May 6, 2010, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.
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LMNX Reports First Quarter 2010 Results

May 6, 2010
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding our projected revenue, sales growth, the adequacy of our balance sheet, our ability to respond to strategic opportunities and our product and partner pipeline. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2010 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports First Quarter 2010 Results

May 6, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,173	$90,843
Short-term investments	22,392	8,511
Accounts receivable, net	15,846	22,108
Inventories, net	19,091	17,524
Deferred income taxes	3,568	1,040
Prepaids and other	2,055	2,130

Total current assets	150,125	142,156

Property and equipment, net	17,020	17,255
Intangible assets, net	12,446	12,938
Deferred income taxes	10,610	14,732
Long-term investments	15,705	20,228
Goodwill	39,617	39,617
Other	1,057	1,087

Total assets	$246,580	$248,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,212	$8,430
Accrued liabilities	5,144	7,493
Deferred revenue	3,270	2,967
Current portion of long term debt	1,094	868

Total current liabilities	13,720	19,758

Long-term debt	3,615	3,591
Deferred revenue	5,087	4,614
Other	834	1,312

Total liabilities	23,256	29,275

Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	288,385	285,648
Accumulated other comprehensive gain	2	28
Accumulated deficit	(65,104)	(66,979)

Total stockholders’ equity	223,324	218,738

Total liabilities and stockholders’ equity	$246,580	$248,013

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LMNX Reports First Quarter 2010 Results

May 6, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)

Revenue	$33,252	$25,557
Cost of revenue	10,476	7,989

Gross profit	22,776	17,568
Operating expenses:
Research and development	4,979	4,626
Selling, general and administrative	14,049	11,358

Total operating expenses	19,028	15,984

Income from operations	3,748	1,584
Interest expense from long-term debt	(116)	(118)
Other income, net	127	271
Settlement of litigation	—	(4,350)

Income (loss) before income taxes	3,759	(2,613)
Income taxes	(1,884)	(177)

Net income (loss)	$1,875	$(2,790)

Net income (loss) per share, basic	$0.05	$(0.07)

Shares used in computing net income (loss) per share, basic	40,783	40,347
Net income (loss) per share, diluted	$0.05	$(0.07)

Shares used in computing net income (loss) per share, diluted	41,588	40,347
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LMNX Reports First Quarter 2010 Results

May 6, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,875	$(2,790)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,163	1,963
Stock-based compensation	2,167	1,771
Deferred income tax benefit	1,594	2
Loss on disposal of assets	—	10
Other	335	(131)
Changes in operating assets and liabilities:	6,252	(3,100)
Accounts receivable, net Inventories, net	(1,566)	142
Other assets	73	557
Accounts payable	(4,187)	3,481
Accrued liabilities	(3,383)	(3,309)
Deferred revenue	777	116

Net cash provided by (used in) operating activities	6,100	(1,288)

Cash flows from investing activities:
Purchases of available-for-sale securities	(12,613)	(31,481)
Maturities of available-for-sale securities	3,195	—
Maturities of held-to-maturity securities	—	22,699
Purchase of property and equipment	(1,464)	(1,531)
Acquired technology rights	—	(7)

Net cash used in investing activities	(10,882)	(10,320)

Cash flows from financing activities:
Proceeds from debt	—	454
Proceeds from issuance of common stock	1,139	139

Net cash provided by financing activities	1,139	593

Effect of foreign currency exchange rate on cash	(27)	111
Change in cash and cash equivalents	(3,670)	(10,904)
Cash and cash equivalents, beginning of period	90,843	81,619

Cash and cash equivalents, end of period	$87,173	$70,715

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